Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2014 Second Quarter Results

2014 Second Quarter Dividend of $0.17 per Class A Share

NEW YORK, August 5, 2014 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP Net Income(1) of $10.7 million, or $0.06 per basic and $0.05 per diluted Class A Share, for the second quarter ended June 30, 2014. The Company also declared a $0.17 per share cash dividend on its Class A Shares for the 2014 second quarter.

Summary Highlights

•

Distributable Earnings of $90.4 million, or $0.18 per Adjusted Class A Share, for the 2014 second quarter, 17% higher than $77.5 million, or $0.16 per Adjusted Class A Share, for the 2013 second quarter.

•

Estimated assets under management of $45.7 billion as of August 1, 2014, which reflected year-to-date capital net inflows of approximately $4.5 billion and performance-related appreciation of $894.4 million.

•	Estimated year-to-date net returns through July 31, 2014 of the OZ Master Fund of +2.0%, the OZ Asia Master Fund of -4.4% and the OZ Europe Master Fund of -1.7%.

“Year-to-date through July 31st, our performance reflected our ability to actively manage our capital allocations across strategies and geographies,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “The consistency of our performance and our ability to protect investor capital are hallmarks of our approach to investing and managing risk, and are at the core of the value that we deliver to the investors in our funds. We believe that we are well positioned to create significant, incremental value as we continue to execute on our strategy of diversifying our product offerings.

“Our assets under management have grown rapidly due to the strong momentum across our products. Year-to-date through August 1st, our organic net inflows exceeded our full-year 2013 total by 46%, and investor interest in our platforms remains high. Globally, we believe that pension funds and other institutions will continue to increase their allocations to alternative asset managers, and that we will be a substantial beneficiary of this secular trend as we further expand and diversify our business.”

(1)	References to the Company’s GAAP Net Income throughout this press release refer to the Company’s GAAP Net Income Allocated to Class A Shareholders.

GAAP Net INCOME Allocated to Class A Shareholders

For the 2014 second quarter, Och-Ziff reported GAAP Net Income of $10.7 million, or $0.06 per basic and $0.05 per diluted Class A Share, compared to $3.8 million, or $0.03 per basic and $0.02 per diluted Class A Share, for the 2013 second quarter. For the 2014 first half, Och-Ziff reported GAAP Net Income of $34.6 million, or $0.20 per basic and diluted Class A Share, compared to $33.9 million, or $0.22 per basic and diluted Class A Share, for the 2013 first half.

The year-over-year improvement in the Company’s second quarter GAAP results was primarily due to higher management fees, partially offset by lower incentive income. The year-over-year improvement in the Company’s first half GAAP results was primarily due to higher management fees and lower non-compensation expenses, partially offset by lower incentive income and increased compensation and benefits expenses, as discussed in the “Economic Income (Non-GAAP)” section of this press release.

The Company’s GAAP results in the 2014 second quarter and first half included non-cash expenses of $28.7 million and $55.9 million, respectively, for equity-based compensation. These expenses primarily relate to Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”), granted to executive managing directors, as well as Class A Restricted Share Units (“RSUs”) granted to employees and executive managing directors. Each RSU represents the right to receive one Class A Share upon vesting. Vested Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to transfer restrictions and minimum retained ownership requirements.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.

Distributable Earnings (NON-GAAP)

The Company’s Distributable Earnings for the 2014 second quarter were $90.4 million, or $0.18 per Adjusted Class A Share, 17% higher than $77.4 million, or $0.16 per Adjusted Class A Share, for the 2013 second quarter. Distributable Earnings for the 2014 first half were $218.2 million, or $0.43 per Adjusted Class A Share, 2% higher than $214.4 million, or $0.45 per Adjusted Class A Share, for the 2013 first half.

The year-over-year increases in Distributable Earnings were primarily due to higher management fees and lower non-compensation expenses, partially offset by lower incentive income and higher compensation and benefits expenses. Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers impacting the Company’s revenues and operating expenses.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.

Assets Under Management

Assets under management by fund:

				% Change(1)
(dollars in billions)	June 30, 2014	December 31, 2013	June 30, 2013	Jun. 2014 vs. Dec. 2013	Jun. 2014 vs. Jun. 2013

Multi-strategy funds
OZ Master Fund	$27.1	$25.2	$22.8	8%	19%
OZ Asia Master Fund	1.4	1.3	1.2	8%	17%
OZ Europe Master Fund	1.3	1.4	1.9	-7%	-32%
Other multi-strategy funds	4.2	3.8	3.3	11%	27%
Multi-strategy funds	34.0	31.7	29.2	7%	16%
Credit funds	5.1	4.4	3.8	16%	34%
CLOs	4.0	2.6	2.2	54%	82%
Real estate funds	1.7	0.8	0.9	113%	89%
Other	1.1	0.7	0.5	57%	120%
Total	$45.9	$40.2	$36.6	14%	25%
(1)	Rounding differences may occur.

As of June 30, 2014, assets under management totaled $45.9 billion, an increase of $9.3 billion, or 25%, from June 30, 2013, which was driven by capital net inflows of $5.9 billion and performance-related appreciation of $3.4 billion. These capital net inflows included $1.9 billion related to three CLOs that the Company closed in the year-over-year period, as well as $1.2 billion related to the launch of the Company's third real estate fund in 2014.

During the month of June, the Company had approximately $621.9 million of intra-month capital net inflows, primarily related to a CLO that the Company closed in June, which are included in the $45.9 billion of assets under management as of June 30, 2014. Assets under management decreased to an estimated $45.7 billion as of August 1, 2014. This decrease reflected estimated performance-related appreciation of approximately $44.6 million in July and capital net outflows of approximately $252.9 million, which was comprised of approximately $311.7 million of net outflows on July 1, 2014 and approximately $58.8 million of net inflows from July 2, 2014 to August 1, 2014.

Investment Performance

For the 2014 first half, the performance of the OZ Master Fund was driven primarily by its credit-related strategies. The performance of the OZ Asia Master Fund and the OZ Europe Master Fund was driven by these funds' negative returns in their long/short equity special situations strategies, partially offset by positive performance in their credit-related strategies.

Net returns by fund(1):

	2014
	April	May	June	2Q	1H - 2014

OZ Master Fund	-1.23%	1.53%	1.43%	1.72%	2.15%
OZ Asia Master Fund	-2.16%	-0.16%	2.40%	0.03%	-6.66%
OZ Europe Master Fund	-1.24%	-1.00%	0.35%	-1.89%	-1.92%
(1)	Please see important disclosures on Exhibit 7 that accompanies this press release.

ECONOMIC INCOME (Non-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2014 second quarter were $174.2 million, up 10% from $158.0 million for the 2013 second quarter. Management fees were $159.7 million, 18% higher than management fees of $134.9 million for the prior-year period. Incentive income was $14.4 million, compared to $22.9 million for the prior-year period.

Economic Income revenues for the 2014 first half were $388.2 million, essentially unchanged from the $386.6 million for the 2013 first half. Management fees were $314.2 million, 20% higher than management fees of $261.3 million for the prior-year period. Incentive income was $73.4 million, compared to $124.2 million for the prior-year period.

The year-over-year increase in Economic Income revenues for the quarter-to-date period was primarily due to higher management fees resulting from the year-over-year growth in assets under management, which was driven by a combination of performance-related appreciation and capital net inflows. The year-over-year increase in management fees was partially offset by lower incentive income related to fund investor redemptions and assets subject to one-year measurement periods, partially offset by higher incentive income on certain longer-term credit assets.

The year-over-year increase in Economic Income revenues for the year-to-date period was primarily due to higher management fees resulting from the year-over-year growth in assets under management, which was driven by a combination of performance-related appreciation and capital net inflows. The year-over-year increase in management fees was partially offset by a decrease in incentive income. This decrease was primarily related to $69.6 million of incentive income crystallized in the first quarter of 2013 on certain credit assets that was not repeated in 2014, partially offset by tax distributions taken on the Company’s longer-term assets.

The average management fee rate was 1.45% for the 2014 second quarter, compared to 1.53% for the 2013 second quarter, and 1.48% for the 2014 first half, compared to 1.54% for the 2013 first half. These declines were due primarily to an increase in assets under management in the Company's dedicated credit platforms and CLOs, which earn lower management fees as is reflective of the market for these products. Additionally, the majority of the capital committed to the Company’s third real estate fund in the 2014 first half did not begin to earn management fees until July 1, 2014.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2014 second quarter totaled $29.8 million, an 18% increase from compensation and benefits of $25.3 million for the 2013 second quarter. Salaries and benefits totaled $25.1 million, 16% higher than salaries and benefits of $21.7 million in the prior-year period. Compensation and benefits for the 2014 first half totaled $59.0 million, a 21% increase from compensation and benefits of $48.8 million for the 2013 first half. Salaries and benefits totaled $50.7 million, 18% higher than salaries and benefits of $43.1 million in the prior-year period. The increase in both periods was due primarily to the Company’s hiring activities globally.

The ratio of salaries and benefits to management fees was 16% in each of the 2014 second quarter and first half, respectively, compared to 16% and 17% in the 2013 second quarter and first half, respectively.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2014 second quarter totaled $31.1 million, a 9% decline from non-compensation expenses of $34.1 million for the 2013 second quarter. Non-compensation expense for the 2014 first half totaled $60.0 million, 8% lower than non-compensation expenses of $64.9 million for the prior-year period. The decrease for both periods was driven primarily by lower professional services fees, partially offset by higher insurance costs.

The ratio of non-compensation expenses to management fees was 19% for the 2014 second quarter and first half, respectively, compared to 25% for the 2013 second quarter and first half, respectively.

Economic Income (Non-GAAP)

Economic Income for the 2014 second quarter was $113.4 million, up 15% from Economic Income of $98.5 million for the 2013 second quarter. Economic income for the 2014 first half was $274.2 million, 1% higher than Economic Income of $272.7 million in the 2013 first half.

The increase in Economic Income for both periods was primarily due to an increase in management fees and lower non-compensation expenses, partially offset by a decrease in incentive income and higher compensation and benefits expenses.

CAPITAL

As of June 30, 2014, the number of Class A Shares outstanding was 171,725,986. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) (until they exchanged their remaining interests during the 2014 second quarter) in the Och-Ziff Operating Group (collectively, “Partner Units”), as well as RSUs outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the second quarter and first half ended June 30, 2014, the total weighted-average Adjusted Class A Shares outstanding were 508,640,345 and 506,999,963, respectively.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2014 second-quarter dividend of $0.17 per Class A Share. The dividend is payable on August 22, 2014 to holders of record as of the close of business on August 15, 2014.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2014 second-quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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The Company will host a conference call today, August 5, 2014, at 8:30 a.m. Eastern Time to discuss its 2014 second-quarter results. The call will be open to the public and can be accessed by dialing +1-888-713-4215 (callers inside the U.S.) or +1-617-213-4867 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 17712191. A simultaneous webcast of the call will be available to the public on a listen-only basis through the Class A Shareholders section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 22964442, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.

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Non-GAAP Financial Measures

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company's only reportable segment under GAAP, and for the Company's Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company's Other Operations.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy funds, credit funds, CLOs, equity funds and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 5 that accompany this press release.

Economic Income

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.
•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.

Distributable Earnings

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company's executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter), including the Group A Units and Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.

Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained herein are based upon historical information and on our current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; conditions impacting the alternative asset management industry; our ability to successfully compete for fund investors, assets, professional talent and investment opportunities; our ability to retain our active executive managing directors, managing directors and other investment professionals; our successful formulation and execution of our business and growth strategies; our ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to our business; and assumptions relating to our operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if our assumptions or estimates prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the Securities and Exchange Commission (“SEC”), including but not limited to our annual report on Form 10-K for the year ended December 31, 2013, filed on March 18, 2014, which we refer to as our “Annual Report.” There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. We do not undertake to update any forward-looking statement because of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai, Beijing and Dubai. Och-Ziff provides asset management services to institutional investors globally through its multi-strategy funds, credit funds, CLOs, real estate funds, equity funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of August 1, 2014, Och-Ziff had approximately $45.7 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues
Management fees	$164,031	$137,365	$322,801	$266,163
Incentive income	10,918	22,905	63,011	123,065
Other revenues	201	222	647	1,183
Income of consolidated Och-Ziff funds	87,319	68,672	161,490	124,964
Total Revenues	262,469	229,164	547,949	515,375

Expenses
Compensation and benefits	66,694	69,283	132,549	120,698
Reorganization expenses	4,021	4,021	8,042	8,042
Interest expense	1,693	1,735	3,359	3,465
General, administrative and other	43,231	41,722	79,143	79,595
Expenses of consolidated Och-Ziff funds	38,456	23,511	77,133	38,837
Total Expenses	154,095	140,272	300,226	250,637

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	390	417	5,873	722
Net gains of consolidated Och-Ziff funds	65,768	35,763	120,267	143,013
Total Other Income	66,158	36,180	126,140	143,735

Income before Income Taxes	174,532	125,072	373,863	408,473
Income taxes	21,328	13,103	54,919	38,398
Consolidated Net Income	$153,204	$111,969	$318,944	$370,075

Allocation of Consolidated Net Income
Class A Shareholders	$10,716	$3,818	$34,568	$33,853
Noncontrolling interests	128,596	107,721	260,661	333,513
Redeemable noncontrolling interests	13,892	430	23,715	2,709
	$153,204	$111,969	$318,944	$370,075

Earnings Per Class A Share
Basic	$0.06	$0.03	$0.20	$0.22
Diluted	$0.05	$0.02	$0.20	$0.22

Weighted-Average Class A Shares Outstanding
Basic	172,733,171	152,016,631	172,329,212	151,335,477
Diluted	479,894,909	155,900,015	176,821,370	153,756,866

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Net income (loss) allocated to Class A Shareholders—GAAP	$12,992	$(2,276)	$10,716	$1,962	$1,856	$3,818
Net income allocated to the Och-Ziff Operating Group A Units	48,981	-	48,981	29,693	-	29,693
Equity-based compensation	28,422	317	28,739	40,319	-	40,319
Income taxes	21,217	111	21,328	13,103	-	13,103
Incentive income allocations from consolidated funds subject to clawback	(10,575)	769	(9,806)	3,175	(1,447)	1,728
Allocations to Och-Ziff Operating Group D Units	4,317	-	4,317	1,390	-	1,390
Reorganization expenses	4,021	-	4,021	4,021	-	4,021
Adjustment for expenses related to compensation arrangements based on fund investment performance	2,192	1,671	3,863	2,276	-	2,276
Depreciation and amortization	1,617	186	1,803	1,816	186	2,002
Changes in tax receivable agreement liability	(4)	-	(4)	(2)	-	(2)
Other	(371)	(236)	(607)	(62)	226	164
Economic Income—Non-GAAP	$112,809	$542	113,351	$97,691	$821	98,512
Adjusted Income Taxes—Non-GAAP(1)			(22,905)			(21,039)
Distributable Earnings—Non-GAAP			$90,446			$77,473

Weighted-Average Class A Shares Outstanding			172,733,171			152,016,631
Weighted-Average Partner Units			320,719,223			317,825,945
Weighted-Average Class A Restricted Share Units (RSUs)			15,187,951			14,038,651
Weighted-Average Adjusted Class A Shares			508,640,345			483,881,227

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.18			$0.16
(1)

Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Net income (loss) allocated to Class A Shareholders—GAAP	$37,437	$(2,869)	$34,568	$22,310	$11,543	$33,853
Net income allocated to the Och-Ziff Operating Group A Units	122,562	-	122,562	135,572	-	135,572
Equity-based compensation	55,552	317	55,869	63,037	-	63,037
Income taxes	54,808	111	54,919	38,398	-	38,398
Incentive income allocations from consolidated funds subject to clawback	(18,219)	96	(18,123)	(9,118)	(12,600)	(21,718)
Allocations to Och-Ziff Operating Group D Units	9,474	-	9,474	5,590	-	5,590
Adjustment for expenses related to compensation arrangements based on fund investment performance	3,293	4,936	8,229	3,279	-	3,279
Reorganization expenses	8,042	-	8,042	8,042	-	8,042
Changes in tax receivable agreement liability	(3,819)	-	(3,819)	17	-	17
Depreciation and amortization	3,260	371	3,631	3,951	371	4,322
Other	(983)	(178)	(1,161)	(152)	2,487	2,335
Economic Income—Non-GAAP	$271,407	$2,784	274,191	$270,926	$1,801	272,727
Adjusted Income Taxes—Non-GAAP(1)			(55,944)			(58,334)
Distributable Earnings—Non-GAAP			$218,247			$214,393

Weighted-Average Class A Shares Outstanding			172,329,212			151,335,477
Weighted-Average Partner Units			320,777,704			315,484,494
Weighted-Average Class A Restricted Share Units (RSUs)			13,893,047			12,414,468
Weighted-Average Adjusted Class A Shares			506,999,963			479,234,439

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.43			$0.45
(1)

Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Management fees—GAAP	$161,463	$2,568	$164,031	$134,702	$2,663	$137,365
Adjustment to management fees(1)	(4,377)	-	(4,377)	(2,504)	-	(2,504)
Management Fees—Economic Income Basis—Non-GAAP	157,086	2,568	159,654	132,198	2,663	134,861

Incentive income—GAAP	10,918	-	10,918	22,905	-	22,905
Adjustment to incentive income(2)	3,461	-	3,461	-	-	-
Incentive Income—Economic Income Basis—Non-GAAP	14,379	-	14,379	22,905	-	22,905
Other revenues(3)	194	7	201	219	3	222
Total Revenues—Economic Income Basis—Non-GAAP	$171,659	$2,575	$174,234	$155,322	$2,666	$157,988

Compensation and benefits—GAAP	$63,640	$3,054	$66,694	$68,199	$1,084	$69,283
Adjustment to compensation and benefits(4)	(34,929)	(1,989)	(36,918)	(43,986)	-	(43,986)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$28,711	$1,065	$29,776	$24,213	$1,084	$25,297

Interest expense and general, administrative and other expenses—GAAP	$43,770	$1,154	$44,924	$42,872	$585	$43,457
Adjustment to interest expense and general, administrative and other expenses(5)	(13,631)	(186)	(13,817)	(9,148)	(185)	(9,333)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$30,139	$968	$31,107	$33,724	$400	$34,124

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$390	$-	$390	$417	$-	$417
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(6)	(390)	-	(390)	(112)	-	(112)
Net Gains on Joint Ventures—GAAP	$-	$-	$-	$305	$-	$305

Net income allocated to noncontrolling interests—GAAP	$95,303	$33,293	$128,596	$59,849	$47,872	$107,721
Adjustment to net income allocated to noncontrolling interests(7)	(95,303)	(33,293)	(128,596)	(59,850)	(47,511)	(107,361)
Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$-	$-	$-	$(1)	$361	$360
(1)

Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	These items are presented on a GAAP basis, accordingly no adjustment to or reconciliation of these items is presented.
(4)

Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(5)

Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)

Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Management fees—GAAP	$317,559	$5,242	$322,801	$260,623	$5,540	$266,163
Adjustment to management fees(1)	(8,587)	-	(8,587)	(4,910)	-	(4,910)
Management Fees—Economic Income Basis—Non-GAAP	308,972	5,242	314,214	255,713	5,540	261,253

Incentive income—GAAP	63,011	-	63,011	123,065	-	123,065
Adjustment to incentive income(2)	10,376	-	10,376	1,114	-	1,114
Incentive Income—Economic Income Basis—Non-GAAP	73,387	-	73,387	124,179	-	124,179
Other revenues(3)	633	14	647	1,176	7	1,183
Total Revenues—Economic Income Basis—Non-GAAP	$382,992	$5,256	$388,248	$381,068	$5,547	$386,615

Compensation and benefits—GAAP	$125,153	$7,396	$132,549	$118,552	$2,146	$120,698
Adjustment to compensation and benefits(4)	(68,318)	(5,254)	(73,572)	(71,906)	-	(71,906)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$56,835	$2,142	$58,977	$46,646	$2,146	$48,792

Interest expense and general, administrative and other expenses—GAAP	$81,801	$701	$82,502	$81,879	$1,181	$83,060
Adjustment to interest expense and general, administrative and other expenses(5)	(22,176)	(371)	(22,547)	(17,835)	(370)	(18,205)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$59,625	$330	$59,955	$64,044	$811	$64,855

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$5,873	$-	$5,873	$722	$-	$722
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(6)	(999)	-	(999)	(182)	-	(182)
Net Gains on Joint Ventures—GAAP	$4,874	$-	$4,874	$540	$-	$540

Net income allocated to noncontrolling interests—GAAP	$191,532	$69,129	$260,661	$209,529	$123,984	$333,513
Adjustment to net income allocated to noncontrolling interests(7)	(191,533)	(69,129)	(260,662)	(209,537)	(123,195)	(332,732)
Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(1)	$-	$(1)	$(8)	$789	$781
(1)

Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	These items are presented on a GAAP basis, accordingly no adjustment to or reconciliation of these items is presented.
(4)

Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(5)

Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)

Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
(dollars in millions)

	Three Months	Six Months
	Ended June 30,	Ended June 30,	Year Ended December 31,
	2014	2014	2013	2012	2011

Total Assets Under Management(1)
Beginning of period balance	$42,626	$40,239	$32,604	$28,766	$27,935
Net flows	2,585	4,795	3,104	480	1,116
Appreciation (depreciation)(2)	673	850	4,531	3,358	(285)
End of Period Balance	$45,884	$45,884	$40,239	$32,604	$28,766

Assets Under Management by Fund(1)
OZ Master Fund		$27,137	$25,211	$21,780	$20,198
OZ Asia Master Fund		1,378	1,342	1,394	1,620
OZ Europe Master Fund		1,303	1,437	1,961	2,272

Net Returns(3)
OZ Master Fund	1.7%	2.2%	13.9%	11.6%	-0.5%
OZ Asia Master Fund	0.0%	-6.7%	13.5%	7.0%	-3.8%
OZ Europe Master Fund	-1.9%	-1.9%	12.4%	8.6%	-4.9%

Past performance is no indication or guarantee of future results.

(1)

Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)

Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

(3)

Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2014
	January	February	March	1Q	April	May	June	2Q	1H - 2014

Net Returns(1)
OZ Master Fund	-0.16%	2.51%	-1.87%	0.43%	-1.23%	1.53%	1.43%	1.72%	2.15%
OZ Asia Master Fund	-3.20%	0.51%	-4.09%	-6.69%	-2.16%	-0.16%	2.40%	0.03%	-6.66%
OZ Europe Master Fund	-0.03%	1.29%	-1.28%	-0.04%	-1.24%	-1.00%	0.35%	-1.89%	-1.92%

S&P 500 Index(2)	-3.46%	4.57%	0.84%	1.81%	0.74%	2.35%	2.07%	5.23%	7.13%
MSCI World Index(2)	-3.22%	4.26%	0.24%	1.15%	0.78%	2.34%	1.42%	4.61%	5.82%

	2013
	January	February	March	April	May	June	July	August	September	October	November	December	FY2013

Net Returns(1)
OZ Master Fund	2.37%	0.41%	1.18%	1.78%	1.28%	-0.69%	1.07%	0.07%	1.91%	1.15%	1.04%	1.53%	13.87%
OZ Asia Master Fund	3.64%	0.31%	1.56%	4.68%	-0.93%	-0.90%	-0.51%	0.31%	1.54%	0.10%	1.59%	1.51%	13.51%
OZ Europe Master Fund	3.41%	0.29%	0.14%	-0.45%	1.51%	-0.01%	1.67%	-0.45%	1.53%	2.05%	1.49%	0.60%	12.36%

S&P 500 Index(2)	5.18%	1.36%	3.75%	1.93%	2.34%	-1.33%	5.09%	-2.90%	3.14%	4.60%	3.05%	2.53%	32.39%
MSCI World Index(2)	5.40%	1.53%	2.73%	2.86%	1.53%	-2.38%	4.76%	-2.02%	3.77%	3.98%	2.22%	2.13%	29.57%

Past performance is no indication or guarantee of future results.

(1)

Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

(2)

This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not performance benchmarks of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of July 1, 2014

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	64%	Pensions	32%
Structured Credit	15%	Private Banks	17%
Corporate Credit	8%	Corporate, Institutional and Other	15%
Convertible and Derivative Arbitrage	7%	Fund-of-Funds	14%
Merger Arbitrage	5%	Foundations and Endowments	10%
Private Investments	1%	Family Offices and Individuals	6%
Cash	0%	Related Parties	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	69%	North America	72%
Europe	19%	Europe	16%
Asia	12%	Asia and Other	12%
(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.
(2)

The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.